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                                                                  EXHIBIT 10.13

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 29, 1998, among Ragen MacKenzie Incorporated, a Washington corporation (the "Company"), Ragen MacKenzie Group Incorporated, a Washington corporation and a direct wholly owned subsidiary of the Company ("Holding Company"), and RMGI Merger Corp., a Washington corporation and a wholly owned subsidiary of Holding Company ("Merger Sub").

  WHEREAS, the Company and Merger Sub desire to merge on the terms and subject to the conditions set forth in this Agreement;

  WHEREAS, the sole shareholder of each of Holding Company and Merger Sub and the board of directors of each of the Company, Holding Company and Merger Sub have approved the merger of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement.

  NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

SECTION 1.1 THE MERGER

  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Washington Business Corporation Act (the "WBCA"), at the Effective Time (as hereinafter defined) Merger Sub shall be merged with the Company and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation").

SECTION 1.2 EFFECTIVE TIME

  The Merger shall become effective as of the date and at such time (the "Effective Time") as a copy of this Agreement pursuant to Section 23B.11.050 of the WBCA and any other documents necessary to effect the Merger in accordance with the WBCA shall be filed with the Secretary of State of the State of Washington and become effective.

SECTION 1.3 EFFECTS OF THE MERGER

  The Merger shall have the effects set forth in Section 23B.11.060 of the WBCA.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

SECTION 2.1 ARTICLES OF INCORPORATION AND BYLAWS

  (a) The Restated Articles of Incorporation, as amended, of the Company (the "Articles of Incorporation") in effect immediately prior to the Effective Time shall, at the Effective Time, be the Articles of Incorporation of the Surviving Corporation until the same shall be further altered, amended or repealed as therein provided.

  (b) The Bylaws of the Company in effect immediately prior to the Effective Time shall, at the Effective Time, be the Bylaws of the Surviving Corporation.

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SECTION 2.2 DIRECTORS AND OFFICERS

  At and after the Effective Time, the board of directors of the Surviving Corporation shall be comprised of the directors of the Merger Sub immediately prior to the Effective Time, in each case until their respective successors have been duly elected or until the next annual meeting of shareholders, whichever is later, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws. At and after the Effective Time, the officers of the Surviving Corporation shall be the officers of the Company immediately prior to the Effective Time, in each case until their respective successors have been duly appointed or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                                  ARTICLE III

                             CONVERSION OF SHARES

SECTION 3.1 CONVERSION OF SHARES

  At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company or Merger Sub:

    (a) each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") (other than Dissenting Shares (as hereinafter defined)) issued and outstanding immediately prior to the Effective Time shall, subject to Section 3.3 hereof, be converted as follows:

      (i) each share of Company Common Stock owned by each of the shareholders set forth below, having been originally acquired from the Company pursuant to the 1990 Stock Purchase Agreement dated December 28, 1990, among the Company and five investors, will be converted into one share of Class C common stock, par value $.01 per share, of the Holding Company (the "Class C Common Stock"):

                 NAME OF 1990 STOCK PURCHASE AGREEMENT HOLDER:

                               Robert Arnold
                               Kay Calhoun
                               Janet Ketchum
                               Nancy Ketchum
                               Mary Williams
                               Bagley Wright; and

      (ii) each share of Company Common Stock owned by each of the shareholders set forth below, having been originally acquired form the Company pursuant to a 1995 Stock Purchase Agreement dated September 22, 1995, each between the Company and one of the following five shareholders, will be converted into one share of Class D common stock, par value $.01 per share, of the Holding Company (the "Class D Common Stock"):

                 NAME OF 1995 STOCK PURCHASE AGREEMENT HOLDER:

                               Charles Anderson
                               Peter Eising
                               Frank Kitchell
                               KSA Company
                            W. Hunter Simpson; and

      (iii) each share of Company Common Stock owned by any other shareholder of the Company, having been originally acquired form the Company pursuant to any agreement other than the 1990 Stock Purchase Agreement or the 1995 Stock Purchase Agreements, will be converted into one share of Class B common stock, par value $.01 per share, of the Holding Company (the "Class B Common Stock").

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      The Class B Common Stock, Class C Common Stock and Class D Common
    Stock of the Holding Company are together referred to herein as "Reorganization Common Stock."

    (b) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation; and

    (c) each share of Common Stock, par value $.01 per share, of Holding Company issued and outstanding immediately prior to the Effective Time shall be canceled and shall cease to exist and no payment or distribution shall be made with respect thereto.

SECTION 3.2 EXCHANGE OF STOCK CERTIFICATES

  At and after the Effective Time, each certificate theretofore representing shares of Company Common Stock, without any action on the part of the Company, Holding Company or the holder thereof, shall be deemed to represent a right to receive certificates representing that number of shares of Reorganization Common Stock into which the shares of Company Common Stock were converted pursuant to Section 3.1 hereof (together with any dividends or other distributions from Holding Company with respect to such shares from the time of conversion until the exchange of certificates). At and after the Effective Time, there shall be no further registrations or transfers on the stock transfer books of the Surviving Corporation of the shares of the Company Common Stock which were outstanding immediately prior to the Effective Time.

SECTION 3.3 DISSENTING SHARES

  (a) Notwithstanding anything to the contrary contained in this Agreement, holders of Company Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the WBCA and who do not vote in favor of the Merger and otherwise comply with Chapter 23B.13 of the WBCA ("Dissenting Shares"), shall not be entitled to shares of Reorganization Common Stock pursuant to Section 3.1 hereof, unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Merger under the WBCA, and shall be entitled to receive only the payment provided for by Chapter 23B.13 of the WBCA. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's dissenters' rights under the WBCA, such holder's Dissenting Shares shall thereupon be deemed to be outstanding shares of Reorganization Common Stock.

  (b) Any payments relating to Dissenting Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Holding Company or any of its other direct or indirect subsidiaries for such payment.

                                  ARTICLE IV

                             CONDITIONS TO MERGER

SECTION 4.1 CONDITIONS

  The obligations of the Company under this Agreement to effect the Merger are subject to (a) approval of this Agreement by the affirmative vote of holders of not less than two-thirds of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting of the Company shareholders at which the matter will be considered, (b) any third party or regulatory approvals, and (c) perfection by no more than 2% of the Company's shareholders of their dissenters' rights.

SECTION 4.2 WAIVER

  Notwithstanding anything to the contrary contained in this Agreement, any or all of the conditions to the obligation of the Company to effect the Merger set forth in Section 4.1 may be waived by the unilateral action of the Board of Directors of the Company or the unilateral action of the Board of Directors of Holding Company.

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                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.1 OPTIONS

  At the Effective Time, each option to purchase shares or other right to acquire shares of Company Common Stock granted under each of the Company's 1989 Stock Option Plan, the 1993 Stock Option Plan and the 1996 Stock Incentive Compensation Plan (collectively, the "Assumed Plans") and each arrangement entitling persons to receive an option (the "Assumed Arrangements") to purchase shares of Company Common Stock, which is outstanding immediately prior to the Effective Time, shall be converted into and become an option or right to purchase or acquire or Assumed Arrangement for an option to acquire the same number of shares of Class B Common Stock; provided, however, that if a "Conversion Event" for the Class B Common Stock (as defined in the Company's Articles of Incorporation) occurs, the conversion shall be into an option or right to purchase or acquire or Assumed Arrangement for an option to acquire the same number of shares of common stock, par value $.01 per share, of Holding Company ("Holding Company Common Stock"); at the same option price per share, upon the same terms and subject to the same conditions set forth in the option or right to acquire or purchase shares and in the Assumed Plans (or in the Assumed Arrangement for an option, in the care of Assumed Arrangements for options) as in effect at the Effective Time. The same number of shares of Class B Common Stock (or Holding Company Common Stock, as the case may be) shall be reserved for purposes of the Assumed Plans and Assumed Arrangements as is equal to the number of shares of Company Common Stock so reserved as of the Effective Time. As of the Effective Time, Holding Company will assume the Assumed Plans and Assumed Arrangements and all obligations of the Company under the Assumed Plans and Assumed Arrangements, and the outstanding options and other rights to acquire or purchase shares of Company Common Stock granted pursuant to the Assumed Plans and Assumed Arrangements.

SECTION 5.2 OTHER EMPLOYEE BENEFIT PLANS [RESERVED]

SECTION 5.3 AMENDMENT

  This Agreement may be amended by written agreement of the parties hereto at any time prior to the Effective Time.

SECTION 5.4 ABANDONMENT

  At any time prior to the Effective Time, this Agreement may be terminated and abandoned by the unilateral action of the Board of Directors of the Company or the unilateral action of the Board of Directors of Holding Company.

SECTION 5.5 COUNTERPARTS

  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

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SECTION 5.6 GOVERNING LAW

  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                          RAGEN MACKENZIE INCORPORATED

                                               /s/ Robert J. Mortell, Jr.
                                          _____________________________________
                                          By: Robert J. Mortell, Jr.
                                          Its: President

                                          RAGEN MACKENZIE GROUP INCORPORATED

                                                   /s/ Lesa A. Sroufe
                                          _____________________________________
                                          By: Lesa A. Sroufe
                                          Its: Chief Executive Officer

                                          RMGI MERGER CORP.

                                                /s/ V. Lawrence Bensussen
                                          _____________________________________
                                          By: V. Lawrence Bensussen
                                          Its: President

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